UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 9, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.		34747
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number: (407) 566-0318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[     ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[     ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[     ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 9, 2006, International Power Group Ltd. (the “Company”) entered into a Joint Venture Agreement among the Company, Sistemas Ecologicos Para La Proteccion Ambiental S.A. (“SEPA”) and Mr. Mario Salguero Rossainzz (“Rossainzz”).

The agreement provides that the joint venture will build and operate a waste-to-energy plant in the City of Mexicali, North Baja California, Mexico.

The agreement further provides that the initial percentage interest of each party in exchange for its initial capital contribution to the joint venture will be as follows: (a) the Company: 90.0%; (b) SEPA: 5.0%; and (c) Rossainzz: 5.0%.

The agreement also provides that the Company and SEPA are to enter into a waste handling agreement by January 31, 2007 in which SEPA is to pay the joint venture or a subsidiary of the joint venture to process at least 450 Tons per day of Industrial Residues.

No material relationship between the parties to the Joint Venture Agreement existed prior to the agreement.

The description of the Joint Venture Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith.

Item 8.01

Other Events (Issuances of Press Release)

A press release in regard to the above was issued on November 17, 2006 and is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	Joint Venture Agreement among International Power Group, LTD., Sistemas Ecologicos Para La Proteccion Ambiental S.A. DE C.V. and Mario Salguero Rossainzz dated as of November 9, 2006
99.1	Press Release dated November 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Dated: November 17, 2006	By: /s/ Peter Toscano
Peter Toscano
President